AMENDMENT TO LETTER OF INTENT

This AMENDMENT TO LETTER OF INTENT, dated August 4, 2015, is intended to amend that certain Letter of Intent dated June 12, 2015 (the “Original LOI”), by and among Avalanche International Corp. a Nevada corporation, J.S. Technologies, Inc., a California corporation, Steve Smith, John Suhr, Aura Suhr, Kevin Suhr, and Joleen Smith (the “Parties”).

RECITALS

WHEREAS, the Parties wish to amend the Original LOI as to the terms identified herein, but to leave the remaining document in full force and effect, without other alteration;

NOW THEREFORE, in consideration for the mutual covenants, agreements and representations and warranties contained herein and the Original LOI, the parties, intending to be legally bound hereby, agree as follows:

Item 6(f) of the Original LOI shall be amended to read, in its entirety, as follows:

f)	On the Closing Date, the concurrent closing of an agreement by AVLP to purchase all of the issued and outstanding members’ interests in S&J Design Labs, LLC. John Suhr, Steve Smith and AVLP are to agree upon a purchase price of S&J Design Labs, LLC on or before the Closing Date. In the event John Suhr, Steve Smith and AVLP are unable to agree upon a purchase price for S&J Design Labs, LLC, they agree to the following process for the determination of the sales price of S&J Design Labs, LLC: AVLP and any seller will have the right retain to their own interested appraiser to submit a proposed appraisal of S&J Design Labs, LLC with the appraisal date being the date of this LOI. The parties’ proposed appraisals shall be submitted to a disinterested appraiser, to be agreed upon mutually by all parties, who shall act as a referee and will make a binding determination of the purchase price for S&J Design Labs, LLC. Alternatively, the parties have the option of hiring one disinterested appraiser to render a binding determination of the purchase price of S&J Design Labs, LLC.

All other terms not identified herein shall remain unchanged.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

Avalanche International Corp.

By: /s/ Milton C. Ault
Milton C. Ault III, Chairman of the Board

J.S. Technologies, Inc.

By: /s/ John Suhr
Print name: John Suhr

Title: President

/s/ Steve Smith

Steve Smith

/s/ Joleen Smith

Joleen Smith

/s/ John Suhr

John Suhr

/s/ Aura Suhr

Aura Suhr

/s/ Kevin Suhr

Kevin Suhr

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